UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 16, 2023

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit Agreement and Loan and Security Agreement

On October 16, 2023, Mammoth Energy Services, Inc. (“Mammoth”) entered into a new revolving credit facility and a new term credit facility (each as defined below), which refinanced in full Mammoth’s indebtedness outstanding under, and terminated, the amended and restated revolving credit facility, dated as of October 19, 2018, as amended (the “existing revolving credit facility”), with Mammoth and certain of its direct and indirect subsidiaries, as borrowers, the lenders party thereto from time to time, and PNC Bank, National Association, as a lender and as administrative agent for the lenders.

On October 16, 2023, Mammoth, as borrower, and certain of its direct and indirect subsidiaries, as guarantors, entered into a revolving credit agreement with the lenders party thereto and Fifth Third Bank, National Association, as a lender and as administrative agent for the lenders (“Fifth Third”), as may be subsequently amended (the “new revolving credit facility”). The new revolving credit facility provides for revolving commitments in an aggregate amount of up to $75 million. Borrowings under the new revolving credit facility are secured by the assets of Mammoth, inclusive of its subsidiary companies, and are subject to a borrowing base calculation prepared monthly. The new revolving credit facility also contains various affirmative and restrictive covenants. Interest under the new revolving credit facility equals the Tranche Rate (as defined in the new revolving credit facility) plus (i) 1.75%, if the Average Excess Availability Percentage (as defined in the new revolving credit facility) is greater than 66 2/3%, (ii) 2.00% if the Average Excess Availability Percentage is greater than 33 1/3% and less than or equal to 66 2/3%, and (iii) 2.25% if the Average Excess Availability Percentage is less than or equal to 33 1/3%.

As of October 16, 2023, the financial covenant under the new revolving credit facility was the fixed charge coverage ratio of 1.0 to 1.0 which applies only during a Financial Covenant Period (as defined in the new revolving credit facility).

On October 16, 2023, Mammoth, as borrower, and certain of its direct and indirect subsidiaries, as guarantors, also entered into a loan and security agreement with the lenders party thereto and Wexford Capital LP, an affiliate of Mammoth, as agent for the lenders (“Wexford”), as may be subsequently amended (the “new term credit facility”). The new term credit facility provides for term commitments in an aggregate amount equal to $45 million. The audit committee of Mammoth’s board of directors, consisting of entirely independent directors, considered and approved the new term credit facility with Wexford. Borrowings under the new term credit facility are secured by the assets of Mammoth, inclusive of the subsidiary companies. The new term credit facility also contains various affirmative and restrictive covenants. Interest under the new term credit facility equals the SOFR Interest Rate (as defined in the new term credit facility) plus 7.50%, as such margin may be increased pursuant to the terms of the new term credit facility; provided that Mammoth may elect to pay all or a portion of the accrued interest due with respect to any Interest Period (as defined in the new term credit facility) ending on or before April 16, 2025, in kind by adding such accrued interest to the principal amount of the outstanding loans thereunder.

In particular, under the new term credit facility, Mammoth is required, among other things, to mandatorily remit to Wexford up to 50% of all amounts that constitute PREPA Claim Proceeds (as defined in the new term credit facility), which will be used to reduce outstanding borrowings under the new term credit facility, as required under the terms thereof.

October 16, 2023, there were outstanding borrowings under (i) the new revolving credit facility of approximately $28.1 million and the borrowing base was approximately $35.1 million, leaving approximately $7.0 million available for future borrowings thereunder (after giving effect to the requirement to maintain the reserves specified in the new revolving credit facility out of the available borrowing capacity) and (ii) the new term credit facility of $45 million.

If an event of default occurs under the new revolving credit facility or the new term credit facility, as applicable, and remains uncured, it could have a material adverse effect on Mammoth’s business, financial condition, liquidity and results of operations. The lenders, as applicable, (i) in respect of the new revolving credit facility, would not be required to lend any additional amounts to Mammoth, (ii) could elect to increase the interest rate by (x) 200 basis points in connection with an event of default under the new revolving credit facility or (y) 300 basis points with respect to an event of default under the new term credit facility, (iii) could elect to declare all outstanding borrowings, together with accrued and unpaid interest and fees, to be due and payable, (iv) may have the ability to require Mammoth to apply all of its available cash to repay outstanding borrowings, and (v) may foreclose on substantially all of Mammoth’s assets. The exercise of remedies under the new revolving credit facility and the new term credit facility are subject to the terms of an intercreditor agreement (the “intercreditor agreement") between Fifth Third and Wexford and acknowledged by Mammoth and certain of its subsidiaries. The new revolving credit facility is currently scheduled to mature on the earlier of (x) July 17, 2028, unless the indebtedness under the new term credit facility is refinanced in accordance with terms of the intercreditor agreement, and (y) October 16, 2028. The new term credit facility is currently scheduled to mature on October 16, 2028.

The preceding summary of the new revolving credit facility and the new term credit facility is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

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Wexford owns approximately 47% of Mammoth’s outstanding common stock and is party to that certain advisory services agreement between Mammoth and Wexford, dated as of October 19, 2016, entered into by the parties thereto in connection with Mammoth’s initial public offering, payment obligations under which have been suspended since August 2019. An affiliate of Wexford currently serves as the chairman of the board of directors of Mammoth. Additional information regarding Mammoth’s material relationships and related party transactions with Wexford is set forth under the heading “Certain Relationships and Related Transactions” in Mammoth’s definitive proxy statement on Schedule 14A, filed by Mammoth with the Securities and Exchange Commission on April 25, 2023 as may be updated or supplemented by subsequent filings Mammoth makes with the SEC, and the notes to Mammoth’s consolidated financial statements included in Mammoth’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which information is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference, as applicable.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Revolving Credit Agreement, dated as of October 16, 2023, by and among Mammoth Energy Services, Inc., as borrower, certain of its direct and indirect subsidiaries, as guarantors, the lenders from time to time party thereto, and Fifth Third Bank, National Association, as agent, letters of credit issuer and swing line lender.

10.2
Loan and Security Agreement, dated as of October 16, 2023, by and among Mammoth Energy Services, Inc., as borrower, certain of its direct and indirect subsidiaries, as guarantors, the lenders from time to time party thereto and Wexford Capital LP, as agent for lenders.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	October 19, 2023	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary